 Earnings Release  Q3 FY 2022ResultsApril 20, 2022

 SUPERIORITYTO WIN WITH CONSUMERS  LEADING CONSTRUCTIVE DISRUPTION  FOCUSED & AGILE ORGANIZATION  STRATEGIC FOCUS AREAS  PORTFOLIO: DAILY USE, PERFORMANCE DRIVES BRAND CHOICE  PRODUCTIVITY TO FUEL INVESTMENTS  Products  Packaging  Value  New Standard  Of Excellence  Communication  Retail Execution

 Business ResultsQ3 FY 2022

 Q3 FY 2022  HIGHLIGHTS

 Organic Sales Growth  Organic Volume Growth  Core EPS Growth  Free CashFlow Productivity  Q3 FY ‘22  +10%  +3%  +6%  74%  Currency Neutral   Core EPS Growth  +10%  Q3 FY 2022 RESULTS

 Pricing contributed 5 points, volume contributed 3 points and mix added 2 point to sales growth.  ORGANIC SALES GROWTHQ3 FY 2022 RESULTS

 Core gross margin -400 basis points  Core operating margin -10 basis points  Total productivity savings +170 basis points  CORE EPS GROWTHQ3 FY 2022 RESULTS

 Core gross margin ex-FX -380 basis points  Core operating margin ex-FX +20 basis points  CURRENCY NEUTRAL CORE EPS GROWTHQ3 FY 2022 RESULTS

 GLOBAL MARKET SHARES  Top 50 Category/  Country Combinations  # Grew/Held Value Share

 Business Segment Results and HighlightsQ3 FY 2022

 Topline: +4% Pricing, flat Mix, -1% Volume  Global Skin & Personal Care value share increased 0.6 points and Global Hair Care value share decreased 1.1 points versus year ago.  Net Earnings: Driven by pricing partially offset by commodities, foreign exchange and brand mix.  Q3 FY 2022 RESULTSBEAUTY SEGMENT

 Beauty Segment has delivered 26 consecutive quarters of organic sales growth through Q3.  Hair Care organic sales increased low single digits versus year ago. North America grew low single digits driven by pricing. Europe grew double digits behind premiumization and pricing. Growth in Latin America and Japan driven by pricing. This was partially offset by a low single digit decline in Greater China.  Skin & Personal Care organic sales increased low single digits versus year ago. Double digit growth in North America and Europe and over 30% growth in Latin America was offset by a double digit decline in Greater China. This was driven by COVID lockdowns during the quarter. On a global basis, Antiperspirants / Deodorants grew over 20%, Personal Cleansing grew high single digits and Skin Care declined mid-single digits driven by SK-II.  Q3 FY 2022 RESULTSBEAUTY HIGHLIGHTS

# Q3 FY 2022 RESULTS
# GROOMING SEGMENT



Organic Sales
Organic Volume
Net Earnings
Constant Currency Net Earnings
8%
1%
13%
24%

- Topline: +6% Pricing, +1% Volume, +1% Mix
- Global Grooming value share increased 1.1 points versus year ago. Both Global Shave share and Global Appliances share increased versus year ago.
- Net Earnings: Pricing and volume were partially offset by foreign exchange.

Shave Care organic sales grew double digits, with growth in every region. Growth was driven by volume, premium innovation and pricing.  Appliances organic sales declined low single digits. North America grew more than 30% driven by volume, premium innovation and pricing. Europe declined double digits, driven by a COVID-surge in the base period. On a 2-year stack basis, Europe Appliances grew over 20%.  Q3 FY 2022 RESULTSGROOMING HIGHLIGHTS

 Topline: +8% Volume, +5% Mix, +3% Pricing  Global value share increased 0.4 points in Oral Care and 0.2 points in Personal Health Care versus year ago.  Net Earnings: Volume, positive mix and pricing were partially offset by foreign exchange, freight and commodities.  Q3 FY 2022 RESULTSHEALTH CARE SEGMENT

 Oral Care organic sales increased high single digits versus year ago behind premiumization across forms, volume and pricing. North America grew high single digits, with growth in all forms (toothbrush, paste, denture, rinse, floss and whitening).  Personal Health Care organic sales grew over 30% versus year ago, benefitting partially from a low cough cold flu season base. Growth was broad based, with North America growing nearly 50% and Europe growing mid-teens. Globally, growth is driven by volume and positive mix behind the respiratory business and double-digit growth in digestive wellness and sleep.  Q3 FY 2022 RESULTSHEALTH CARE HIGHLIGHTS

 Topline: +5% Volume, +5% Pricing  Global value share increased 1.8 points versus year ago, with a 1.5 points of share growth in Fabric Care and nearly 2 points in Home Care.  Net Earnings: Pricing and volume were more than offset by significant commodity and freight costs.  Q3 FY 2022 RESULTSFABRIC & HOME SEGMENT

 Fabric Care organic sales grew double digits versus year ago. Growth is balanced across product forms. Growth continues to be driven by premium innovation, with global Laundry Unit-Dose growing mid-teens and Fabric Enhancer Beads growing more than 20%.  Home Care organic sales increased mid-single digits, with growth across all subcategories – Dish Care, Air Care and Surface Care. Premium innovation and continued share increases enabled growth on top of a significant COVID related consumption surge in the base period. Two-year stacked, Home Care grew more than 20%.  Q3 FY 2022 RESULTSFABRIC & HOME HIGHLIGHTS

 Topline: +5% Pricing, +3% Mix, +2% Volume  Global value share for the Baby, Feminine and Family Care segment increased 1 point versus year ago, with share growth in all 3 categories.  Net Earnings: Pricing and volume were more than offset by significant commodity and freight costs.  Q3 FY 2022 RESULTSBABY, FEMININE and FAMILY CARE SEGMENT

 Baby Care organic sales increased double digits. North America and Europe grew high-teens behind pricing and mix driven by premium innovation. This was partially offset by a decline in Greater China, driven by strong competitive activity.  Feminine Care organic sales grew double digits, with growth in all regions. Base Feminine Care grew double digits and Adult Incontinence grew over 20%, driven by premiumization and pricing.  Family Care organic sales grew mid-single digits, driven by volume and pricing. Organic sales grew in all sub-categories: Paper Towels, Toilet Tissue and Facial Tissue.  Q3 FY 2022 RESULTSBABY, FEMININE and FAMILY CARE HIGHLIGHTS

 FY 2022 Guidance

 FY ‘22  Organic Sales Growth  +6% to +7%   All-in Sales Growth  +4% to +5%   FY 2022 GuidanceSALES  Increased organic sales growth +6% to +7%  Increased all-in sales growth +4% to +5%  Includes a two percent negative impact from foreign exchange

 FY ‘22  FY ’21 Base  Period EPS  Core EPS Growth  +3% to +6%  $5.66  All-in EPS Growth  +6% to +9%  $5.50  FY 2022 GuidanceEARNINGS PER SHARE  Maintained Core EPS growth +3% to +6%  $3.2bn after tax commodity, freight & foreign exchange headwinds represent a $1.26 per share impact to FY ’22 Core EPS (22% headwind on Core EPS growth)  Maintained All-in EPS growth +6% to +9%  Core effective tax rate 18% to 19%

 FY 2022 GuidanceCASH GENERATION AND USAGE     Maintained Free Cash Flow Productivity: 95%  Capital Spending, % Sales: 4% to 5%  Dividends: >$8B  Increased Direct Share Repurchase: ~$10B

 Significant deceleration of market growth rates  Significant currency weakness  Significant further commodity and freight cost increases  Major supply chain disruption or store closures  Additional geo-political disruptions and economic volatility  FY 2022 GuidancePOTENTIAL HEADWINDS NOT INCLUDED IN GUIDANCE

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in Procter & Gamble's April 20, 2022 earnings call, associated slides, and other materials and the reconciliation to the most closely related GAAP measure. Management believes that these non-GAAP measures provide useful perspective on underlying business trends and provide a supplemental measure of period-to-period financial results. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance. Management uses these non-GAAP measures in making operating decisions, allocating financial resources and for business strategy purposes. Certain of these measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The Company is not able to reconcile its forward-looking non-GAAP cash flow and tax rate measures because the Company cannot predict the timing and amounts of discrete items such as acquisition and divestitures, which could significantly impact GAAP results.

The measures provided are as follows:
1.	Organic sales growth — page 3
2.	Core EPS and currency-neutral Core EPS — page 4
3.	Core gross margin and currency-neutral Core gross margin – page 6
4.	Core operating profit margin and currency-neutral Core operating profit margin — page 6
5.	Adjusted free cash flow productivity — page 7

The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:

◾
Incremental restructuring:  The Company has historically had an ongoing level of restructuring activities.  Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax.  Beginning in 2012, the Company had a strategic productivity and cost savings initiative that resulted in incremental restructuring charges.  The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs.  In fiscal 2021 and onwards, the Company incurred restructuring costs within our historical ongoing level.

◾
Early debt extinguishment charges:  In the three months ended December 31, 2020, the company recorded after tax charges of $427 million ($512 million before tax), due to early extinguishment of certain long-term debt.  These charges represent the difference between the reacquisition price and the par value of the debt extinguished.

We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results. These items are also excluded when evaluating senior management in determining their at-risk compensation.

Organic sales growth:  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions and divestitures, the impact from the July 1, 2018 adoption of new accounting standards for “Revenue from Contracts with Customers”, the impact from India Goods and Services Tax changes (which were effective on July 1, 2017), the impact of Venezuela deconsolidation in 2016 and foreign exchange from year-over-year comparisons. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis. This measure is used in assessing achievement of management goals for at-risk compensation.

Core EPS and currency-neutral Core EPS*:  Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated.  Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange.

Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated. For the three months ended March 31, 2022 compared with the three months ended March 31, 2021, there are no adjustments to or reconciling items for gross margin.

Currency-neutral Core gross margin: Currency-neutral Core gross margin is a measure of the Company's Core gross margin excluding the incremental current year impact of foreign exchange.

Core operating profit margin*: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated. For the three months ended March 31, 2022 compared with the three months ended March 31, 2021, there are no adjustments to or reconciling items for operating profit margin.

Currency-neutral Core operating profit margin*: Currency-neutral Core operating profit margin is a measure of the Company's Core operating profit margin excluding the incremental current year impact of foreign exchange.

Free cash flow:  Free cash flow is defined as operating cash flow less capital spending. Free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investment.

Free cash flow productivity*:  Free cash flow productivity is defined as the ratio of free cash flow to net earnings. Management views free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. This measure is used by management in making operating decisions, allocating financial resources and for budget planning purposes.  The Company's long-term target is to generate annual free cash flow productivity at or above 90 percent.

* Measure is used to evaluate senior management and is a factor in determining their at-risk compensation.

1. Organic sales growth:

Three Months Ended March 31, 2022	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
Beauty	2%	2%	(1)%	3%
Grooming	3%	5%	-%	8%
Health Care	13%	3%	-%	16%
Fabric Care & Home Care	7%	3%	-%	10%
Baby, Feminine & Family Care	7%	3%	-%	10%
Total P&G	7%	3%	-%	10%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Fiscal Year to Date

Nine Months Ended March 31, 2022	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact/Other*	Organic Sales Growth
Total P&G	6%	1%	-%	7%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Quarters

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact/Other*	Organic Sales Growth
JAS 2020	9%	1%	(1)%	9%
OND 2020	8%	-%	-%	8%
JFM 2021	5%	(1)%	-%	4%
AMJ 2021	7%	(3)%	-%	4%
JAS 2021	5%	(1)%	-%	4%
OND 2021	6%	-%	-%	6%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Quarters Beauty

Total Beauty	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact/Other*	Organic Sales Growth
OND 2015	(10)%	7%	4%	1%
JFM 2016	(8)%	5%	4%	1%
AMJ 2016	(5)%	3%	3%	1%
JAS 2016	(1)%	2%	2%	3%
OND 2016	(1)%	2%	2%	3%
JFM 2017	(2)%	1%	2%	1%
AMJ 2017	2%	2%	1%	5%
JAS 2017	5%	-%	-%	5%
OND 2017	10%	(1)%	-%	9%
JFM 2018	10%	(5)%	-%	5%
AMJ 2018	10%	(3)%	-%	7%
JAS 2018	5%	3%	(1)%	7%
OND 2018	4%	4%	-%	8%
JFM 2019	4%	5%	-%	9%
AMJ 2019	3%	5%	-%	8%
JAS 2019	8%	2%	-%	10%
OND 2019	7%	1%	-%	8%
JFM 2020	(1)%	2%	-%	1%
AMJ 2020	-%	4%	(1)%	3%
JAS 2020	7%	1%	(1)%	7%
OND 2020	6%	(1)%	-%	5%
JFM 2021	9%	(2)%	-%	7%
AMJ 2021	11%	(5)%	-%	6%
JAS 2021	5%	(3)%	-%	2%
OND 2021	3%	(1)%	-%	2%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers", the impact of India Goods and Services Tax implementation in FY 2018, the impact of Venezuela deconsolidation in 2016 and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Guidance

Total Company	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact/Other*	Organic Sales Growth
FY 2022 (Estimate)	+4% to +5%	+2%	+6% to +7%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

2. Core EPS and currency-neutral Core EPS:

	Three Months Ended March 31
	2022	2021
Diluted Net EPS	$1.33	$1.26
Percentage change vs. prior period	6%
Adjustments	-	-
Core EPS	$1.33	$1.26
Percentage change vs. prior period Core EPS	6%
Currency Impact to Earnings	0.05
Currency-Neutral Core EPS	$1.38
Percentage change vs. prior period Core EPS	10%

*For the three months ended March 31, 2022 compared with the three months ended March 31, 2021, there are no adjustments to or reconciling items for diluted net earnings per share.

Core EPS
Prior Quarters

	JAS 20	JAS 19	OND 20	OND 19	JFM 21	JFM 20	AMJ 21	AMJ 20	JAS 21	JAS 20	OND 21	OND 20
Diluted Net Earnings Per Share attributable to P&G	$1.63	$1.36	$1.47	$1.41	$1.26	$1.12	$1.13	$1.07	$1.61	$1.63	$1.66	$1.47
Incremental Restructuring	-	0.01	-	0.01	-	0.05	-	0.09	-	-	-	-
Early Debt Extinguishment	-	-	0.16	-	-	-	-	-	-	-	-	0.16
Rounding	-	-	0.01	-	-	-	-	-	-	-	-	0.01
Core EPS	$1.63	$1.37	$1.64	$1.42	$1.26	$1.17	$1.13	$1.16	$1.61	$1.63	$1.66	$1.64
Percentage change vs. prior period	19%		15%		8%		(3)%		(1)%		1%
Currency Impact to Earnings	0.04		0.03		-		(0.02)		(0.03)		(0.02)
Currency-Neutral Core EPS	$1.67		$1.67		$1.26		$1.11		$1.58		$1.68
Percentage change vs. prior period Core EPS	22%		18%		8%		(4)%		(3)%		2%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction

Core EPS
Guidance

Total Company	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core EPS Growth
FY 2022 (Estimate)	+6% to +9%	(3)%	+3% to +6%
* Includes impact of charges for early debt extinguishment in fiscal 2021.

Core EPS
Expected Impact of headwinds on Core EPS guidance

Twelve Months Ended June 30, 2021
Diluted Net Earnings Per Share	$5.50
Early Debt Extinguishment	0.16
Core EPS	$5.66

Expected Impact of Commodities/Freight/FX headwind on FY2022 EPS	$1.26
Percentage of prior year Diluted Net Earnings Per Share	23%
Percentage of prior year Core EPS	22%

3. Core gross margin:

	Three Months Ended March 31
	2022	2021
Gross Margin	46.7%	50.7%
Basis point change vs. prior year gross margin	(400)
Adjustments*	-	-
Core Gross Margin	46.7%	50.7%
Basis point change vs. prior year Core gross margin	(400)
Currency Impact to Margin	0.2%
Currency-Neutral Core Gross Margin	46.9%
Basis point change vs prior year Core gross margin	(380)

*For the three months ended March 31, 2022 compared with the three months ended March 31, 2021, there are no adjustments to or reconciling items for gross margin.

4. Core operating profit margin:

	Three Months Ended March 31
	2022	2021
Operating Profit Margin	20.8%	20.9%
Basis point change vs. prior year operating profit margin	(10)
Adjustments*	-	-
Core Operating Profit Margin	20.8%	20.9%
Basis point change vs. prior year Core operating profit margin	(10)
Currency Impact Margin	0.2%
Rounding	0.1%
Currency-Neutral Core Operating Profit Margin	21.1%
Basis point change vs. prior year operating profit margin	20

*For the three months ended March 31, 2022 compared with the three months ended March 31, 2022, there are no adjustments to or reconciling items for operating profit margin.

5. Free cash flow productivity (dollar amounts in millions):

Three Months Ended March 31, 2022
Operating Cash Flow	Capital Spending	Free Cash Flow	Net Earnings	Free Cash Flow Productivity
$3,246	$(747)	$2,499	$3,367	74%